UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: December 10, 2008

ADVANCED GROWING SYSTEMS, INC.
(Name of Registrant as specified in its charter)

Nevada	000-52572	20-4281128
(State or other jurisdiction of incorporation or jurisdiction)	(Commission file Number)	(I.R.S. Employer Identification Number)

3050 Royal Boulevard South, Suite 135
Alpharetta, GA 30022
(Address of principal executive offices)

Registrant’s telephone number, including area code: (678) 387-5061

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth under 2.03, below, is herein incorporated by reference.

Item 2.03	Direct Financial Obligations or Off-Balance Sheet Obligations

On December 10, 2008, Advanced Growing Systems, Inc. (“AGWS” or the “Company”) entered into a note purchase agreement (the “Note”) with Conative Capital Management, LLC (the “Noteholder”) in the amount of Two Hundred and Fifty Thousand Dollars ($250,000.00). The offering and sale of the Note are referred to as the “Offering.” The Offering was effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Sections 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D adopted thereunder.

The outstanding principal of the Note is due on June 10, 2009 (the “Maturity Date”). Interest shall accrue monthly on the outstanding principal amount of the Note, at a rate of eighteen percent (18%) per annum. The interest payments shall be paid in cash on the first business day of each calendar month commencing January 1, 2009.

At the closing of the transaction, the Company issued an aggregate of Forty-Four Thousand (44,000) shares (the “Initial Consideration Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) to the Noteholder. As additional consideration, the Company will issue to the Noteholder Forty-Four Thousand (44,000) Additional Consideration Shares (as defined in the Note) on the first trading day of each calendar month, commencing in January 2009, if any amounts are outstanding under the Note. The maximum amount of Additional Consideration Shares will be Two Hundred Sixty-Four Thousand (264,000) shares of Common Stock assuming the Note is not prepaid prior to the Maturity Date.

After payment of fees and costs associated with this Offering, we received net proceeds of approximately $242,500. The net proceeds of the Offering will be used for working capital and other general corporate purposes.

The Company has the option to prepay the amount of the Note, in whole or in part, subject to the payment of all interest accrued through the Maturity Date. Further, if the Company raises additional capital, the Company may be required to prepay in cash all or a portion of the money raised in such financing, plus all accrued and unpaid interest thereon.

To secure payment of the principal and all interest on the Note, the Company has given the Noteholder a second priority security interest in its Mississippi fertilizer plant and a first priority security interest in all the other assets of the Company.

Organic Growing Systems, Inc., a wholly-owned subsidiary of the Company, entered into a guaranty agreement with the Noteholder guaranteeing the obligations of the Company to the Noteholder.

The descriptions of the terms and conditions of the Note set forth herein do not purport to be complete and are qualified in their entirety by reference to the full text of such documents attached hereto as exhibits and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description

4.1	Note Purchase Agreement

4.2	Subordinated Secured Promissory Note

4.3	Security Agreement of Advanced Growing Systems, Inc.

4.4	Security Agreement of Organic Growing Systems, Inc.

4.5	Guaranty Agreement of Organic Growing Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2008	ADVANCED GROWING SYSTEMS, INC.

	By:	/s/ Dan K. Dunn
Dan K. Dunn, Chief Financial Officer